UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2006 (June 12, 2006)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY 10018
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

NEWTEK CAPITAL, INC.
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management's current expectations are contained in filings by Newtek Business Services, Inc. with the Securities and Exchange Commission.  Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 8.01  Other Events.

On June 12, 2006, Robert Cichon entered into an employment agreement with the Company’s CrystalTech Web Hosting, Inc. subsidiary (“CrystalTech”) which provides for him to assume the office of President of CrystalTech on July 8, 2006 upon the departure of Tim Uzzanti, President and Chief Executive Officer, and continue in his current role as Chief Operating Officer.  Mr. Uzzanti’s employment agreement will lapse on such date based on the mutual consent of both parties, but he will remain bound by the non-compete provisions of his agreement with the company following his departure, which provides that he may not compete with CrystalTech for two years following the agreement and cannot solicit customers or employees of CrystalTech for five years following the agreement.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: June 12 , 2006	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer, Secretary